Exhibit 5.1

Smith, Anderson, Blount, Dorsett Mitchell & Jernigan, L.L.P.

OFFICES Wells Fargo Capitol Center Suite 2300 Raleigh, North Carolina 27601 _________	December 3, 2013	Mailing Address P.O. Box 2611 Raleigh, North Carolina 27602-2611 _________ TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

Baxano Surgical, Inc.

110 Horizon Drive

Suite 230

Raleigh, North Carolina 27615

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Baxano Surgical, Inc. (formerly TranS1 Inc.), a Delaware corporation (the “Company”), in connection with an offering of securities pursuant a Registration Statement on Form S-3 (333-174255) initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on May 16, 2011 (such Registration Statement, as amended and as may be further amended or supplemented, the “Registration Statement”), which Registration Statement was declared effective by the Commission on August 1, 2011. Pursuant to the Registration Statement, the Company is registering for issuance (i) 182,609 shares (the “Initial Commitment Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), (ii) up to 60,870 shares (the “Additional Commitment Shares” and, together with the Initial Commitment Shares, the “Commitment Shares”) of Common Stock, and (iii) up to 7,000,000 shares (the “Purchase Shares” and, together with the Commitment Shares, the “Securities”) of Common Stock. The Securities are to be issued in accordance with the terms of a Purchase Agreement (the “Purchase Agreement”), dated December 3, 2013, by and between the Company and Lincoln Park Capital Fund, LLC.

This opinion is furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Act.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the exhibits thereto, (ii) the prospectus supplement dated December 3, 2013 (together with the base prospectus contained in the Registration Statement, the “Prospectus”), (iii) the Purchase Agreement, (iv) the Company’s Amended and Restated Certificate of Incorporation, as amended, together with the Company’s Certificate of Ownership and Merger, (v) the Amended and Restated Bylaws of the Company, and (vi) such other corporate documents, records and proceedings as we have deemed necessary for the purposes of this opinion.

Baxano Surgical, Inc.

December 3, 2013

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conforming to originals of all documents submitted to us as copies, and the authenticity of originals of such copies. We have also considered such matters of law and fact, in each case, as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. As to certain factual matters, and without investigation or analysis of any underlying data contained therein, we have relied on oral or written statements of officers and other representatives of the Company, whom we believe to be responsible.

Based upon and subject to the foregoing and in reliance thereon, it is our opinion that the Securities have been duly authorized, and when issued and delivered against payment of the purchase price therefor in accordance with the terms of the Purchase Agreement and upon either (a) the countersigning of the certificates representing the Securities by a duly authorized signatory of the registrar for the Common Stock, or (b) the book entry of the Securities by the transfer agent for the Common Stock, such Securities will be validly issued, fully paid and nonassessable.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. This opinion is limited to matters governed by the Delaware General Corporation Law and we express no opinion as to the laws of any other jurisdiction. The opinion expressed herein does not extend to compliance with federal or state securities laws relating to the sale of the Securities.

Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof which may affect our opinion expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement, including the Prospectus and any amendment or supplement thereto. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Sincerely yours,

SMITH, ANDERSON, BLOUNT, DORSETT,

MITCHELL & JERNIGAN, L.L.P.

/s/ Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.